Exhibit 99.1
For Immediate Release
QUESTCOR EXPANDS MANAGEMENT TEAM
UNION CITY, CA/OCTOBER 22, 2009— Questcor Pharmaceuticals, Inc. announced today that David Young, Pharm.D., Ph.D., currently a member of Questcor’s Board of Directors, has been appointed to the newly created position of Chief Scientific Officer, and Sian E. Bigora, Pharm.D. has been appointed to the newly created position of Vice President Regulatory Affairs. Dr. Young (56), joins Questcor from AGI Therapeutics plc where he served as Executive Director & President, US Operations for the specialty pharmaceutical company since 2006. Dr. Bigora also joins Questcor from AGI Therapeutics where she served as Vice President, Clinical Research and Regulatory Affairs since 2007. Both executives will be based in Questcor’s new East Coast offices in Columbia, Maryland. Dr. Young will resign from Questcor’s board effective on his start date as an employee of the Company.
“David and Sian joining Questcor represents a significant step forward in the development of our management team,” said Don M Bailey, President and CEO. “David has served on our Board of Directors for several years and has a distinguished career in strategic drug development, pre-clinical and clinical research, and regulatory affairs. At Questcor, he will report to me and oversee the research, development, regulatory affairs, and life cycle management of our products. Sian will report to David and be responsible for all of Questcor’s regulatory activities. In addition, David will support Steve Cartt, our Executive Vice President of Corporate Development, in activities surrounding potential therapeutic extensions of our key drug Acthar, as well as business and corporate development efforts. While David will no longer be a member of our Board of Directors, we are excited to now have him as a full-time employee and look forward to his contributions as well as Sian’s to the growth of our company as we move into the future.”
Prior to joining AGI, Dr. Young was Executive Vice President of the GloboMax Division of ICON plc. Dr. Young founded GloboMax in 1997 which was acquired by ICON in 2003. Prior to forming GloboMax, Dr. Young was with the University of Maryland at Baltimore for 11 years where he was a tenured associate professor in the Department of Pharmaceutical Sciences and the managing director of the Clinical Research Unit. During this period the Food and Drug Administration (FDA) placed major research and educational programs with the university, providing Dr. Young with opportunities to work closely with and train FDA staff on various scientific and regulatory topics, including collaborating with FDA on establishing various FDA Guidelines. During his career, Dr. Young has worked on more than 50 new drug applications (NDAs) submitted to the FDA.
Dr. Bigora managed her own consulting practice in regulatory and product development strategy prior to joining AGI. She served in various leadership capacities with GloboMax since its founding in 1997. Previously, she was a Pharmacokinetic Specialist at the University of Maryland, School of Pharmacy and served as Acting Managing Director of the Clinical Research Unit at that institution. She has been an active presenter and publisher in her field since 1992.
The Company continues its search for a Chief Medical Officer/Vice President of Medical Affairs. Dr. Carol Trapnell will continue in her role as interim Chief Medical Officer focused on the Company’s recent submission of a supplemental New Drug Application for the use of Acthar in the treatment of infantile spasms. Dr. Trapnell will work closely with Dr. Young and Dr. Bigora to seek approval of this application.
About Questcor
Questcor Pharmaceuticals, Inc. is a pharmaceutical company that markets H.P. Acthar Gel (repository corticotropin injection). H.P. Acthar Gel (“Acthar”) is an injectable drug that is approved for the treatment of certain disorders with an inflammatory component, including the treatment of exacerbations associated with multiple sclerosis (“MS”) and to induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that is due to lupus erythamatosus. In addition, Acthar is not indicated for, but is used in treating patients with infantile spasms (“IS”), a rare form of refractory childhood epilepsy, and opsoclonus myoclonus syndrome, a rare autoimmune-related childhood neurological disorder. The Company also markets Doral® (quazepam), which is indicated for the treatment of insomnia characterized by difficulty in falling asleep, frequent nocturnal awakenings, and/or early morning awakenings. For more information, please visit www.questcor.com.
Note: Except for the historical information contained herein, this press release contains forward-looking statements that have been made pursuant to the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “if,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following:
—	Questcor’s ability to continue to successfully implement its Acthar-centric business strategy, including its expansion in the MS marketplace;

—	Questcor’s ability to manage its sales force expansion;

—	FDA approval of and the market introduction of competitive products and our inability to market Acthar in IS prior to approval of IS as a labeled indication;

—	Questcor’s ability to operate within an industry that is highly regulated at both the Federal and state level;

—	Regulatory changes or actions including Federal or State health care reform initiatives;

—	Questcor’s ability to accurately forecast the demand for its products;

—	The gross margin achieved from the sale of its products;

—	Questcor’s ability to estimate the quantity of Acthar used by government entities and Medicaid-eligible patients;

—	That the actual amount of rebates and chargebacks related to the use of Acthar by government entities and Medicaid-eligible patients may differ materially from Questcor’s estimates;

—	Questcor’s expenses and other cash needs for upcoming periods;

—	The inventories carried by Questcor’s distributors, specialty pharmacies and hospitals;

—	Volatility in Questcor’s monthly and quarterly Acthar shipments and end-user demand;

—	Questcor’s ability to obtain finished goods from its sole source contract manufacturers on a timely basis if at all;

—	Questcor’s ability to attract and retain key management personnel;

—	Questcor’s ability to utilize its NOLs to reduce income taxes on taxable income;

—	Research and development risks, including risks associated with Questcor’s sNDA for IS and its preliminary work in the area of nephrotic syndrome;

—	Uncertainties regarding Questcor’s intellectual property;

—	The uncertainty of receiving required regulatory approvals in a timely way, or at all;

—	Uncertainties in the credit and capital markets and the impact a further deterioration of these markets could have on Questcor’s investment portfolio;

—	As well as the risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2008 and other documents filed with the Securities and Exchange Commission.
The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.
Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
For more information, please visit www.questcor.com or www.acthar.com or contact:

Questcor:	Investors:	Media:

Don Bailey	EVC Group, Inc.	EVC Group, Inc.

dbailey@Questcor.com	Doug Sherk	Chris Gale

510-400-0776	415-896-6820	646-201-5431